UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2004

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events

Praxair is submitting a Stockholder Protection Rights Agreement (“Rights Plan”) to a shareholder vote at its Annual Meeting of shareholders on April 27, 2004. Details of the proposed Rights Plan can be found in Praxair’s proxy statement filed with the SEC on March 15, 2004. This proxy statement is also posted on the company’s public website, www.praxair.com, and has been distributed to shareholders eligible to vote at the meeting.

Among the features of the proposed Rights Plan is a requirement that a committee of Praxair’s independent directors “evaluate the Agreement annually to determine whether it continues to be in the best interests of the Company’s stockholders….”

In response to questions about this proposal, Praxair has said that:

Among the subjects of this annual review will be consideration of whether the present threshold for calling a special meeting is appropriate in view of the ownership profile of the company.

Under the Rights Plan, as proposed, a special meeting to vote on a “Qualifying Offer” will be held if requested by shareholders representing a majority of the shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date:	April 12, 2004	By:	/s/David H. Chaifetz
David H. Chaifetz
Vice President, General Counsel and Secretary